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                                                                 Exhibit 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is made as of the 23rd day of June, 1998, between Fantasma, LLC., a Delaware limited liability company with its principal place of business at 500 George Washington Highway, Smithfield, Rhode Island 02917, ("Employer") and Roger Dreyer of New York, New York, ("Employee").

                                   WITNESSETH:
                                   ----------

     WHEREAS, Employee possesses valuable skills, experience and knowledge in the marketing, distribution and sale of watches and clocks and has heretofore served as President of Employer; and

     WHEREAS, on this date, AAi.FosterGrant, Inc. ("AAi") is acquiring a majority of the membership interests of Employer, including acquiring of a 13.0% membership interest from Employee (the "Interest"); and

     WHEREAS, Employer has a need for Employee's services and wishes to employ Employee, and Employee wishes to accept employment on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the undertakings and the payments provided under the covenants and agreements herein set forth, the parties hereto mutually agree as follows:

     1.   EMPLOYMENT.
          ----------

     Employer hereby agrees to employ Employee as President of Employer and/or in such other capacity of Employer as may be mutually satisfactory to Employer and Employee or as Employer determines is compatible with Employee's abilities, and Employee agrees to accept such employment upon the terms and conditions hereinafter set forth.

     2.   TERM.
          ----

     The term of employment pursuant to this Agreement shall begin as of the date hereof, and shall continue for the period ending three (3) years thereafter, unless terminated prior thereto pursuant to the terms of this Agreement.

     3.   DUTIES AND AUTHORITY.
          --------------------

          a. During the Term, Employee shall devote his full time and best efforts to the business of Employer and shall perform the duties of his office of President and exercise such powers, as may from time to time be assigned to or vested in him, faithfully, diligently and loyally, devoting thereto the whole of his time, attention and skill to the due performance of his duties hereunder, and shall follow the lawful directions of the Chairman of Employer.


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          b.   During the Term, Employee shall be a full time employee of
Employer and Employee shall not engage in any other business activity; PROVIDED, HOWEVER, that the foregoing shall not be construed as preventing Employee from investing Employee's assets or otherwise conducting Employee's personal affairs, unless such investment and activity interferes with the due performance of Employee's duties to Employer hereunder.

          c. Employee shall report only to the Chairman of Employer so long as he is the Chairman of AAi, and if not the same person, then to the Chairman of AAi, or in the event of the Chairman's absence from the country or other unavailability, the person designated by the Chairman to fulfill the duties of the Chairman generally. The scope of said employment as, and the duties and responsibilities to be performed by Employee hereunder as President of the Employer shall consist of responsibility for overall operations of Employer.

          d. Employee shall work out of Employer's location in Metropolitan New York City.

     4.   DEATH, DISABILITY OR INCAPACITY DURING EMPLOYMENT.
          -------------------------------------------------

          a. If during the Term Employee dies, Employer shall provide to the estate of Employee the items set forth at SECTION 4.c, below.

          b. If during the Term Employee becomes disabled or incapacitated to such an extent that, in the reasonable opinion of Employer, Employee is unable to discharge a material portion of Employee's duties as contemplated by this Agreement or becomes permanently disabled under Employer's long term disability insurance coverage ("Permanent Disability"), then, at the option of Employer, Employee's employment hereunder may be terminated upon written notice to Employee or Employee's personal representative; PROVIDED, HOWEVER, that Employer shall pay to Employee, as and when otherwise due, the items set forth at SECTION 4.c below.

          c. Upon the death or Permanent Disability of Employee, as set forth in SECTION 4.a or SECTION 4.b, above, the Employer shall provide the following:

               i. Basic Salary owing to Employee (x) upon the death of the Employee through and including the end of the month in which the Employee dies or (y) upon the Permanent Disability of Employee, through and including the earlier of (1) the expiration of the term of this Agreement or (2) the date he receives payments under Employer's long term disability insurance coverage;

               ii. Incentive Compensation pro rated on a 12 month basis from the start of the fiscal year through the date of death or Permanent Disability assuming that financial performance of Employer for the balance of the year is the same as the twelve month period preceding his Permanent Disability through and including the end of the month in which Employee dies or becomes permanently disabled; and


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               iii. Any benefits due under any then current benefits program in which Employee participates.

     5.   TERMINATION BY EMPLOYER.
          -----------------------

          a.   In the event that Employee shall:

               i. fail to devote his full time and best efforts to the performance of his services during the term of this Agreement; or

               ii. commit an act of gross negligence, dishonesty, fraud, gross insubordination, gross malfeasance, disloyalty, bad faith or breach of trust in the performance of his duties and obligations under this Agreement or otherwise against or materially adversely affecting the reputation, business or business relationship of Employer; or

               iii. fail to observe the agreements of nondisclosure of
                    information and not to compete set forth in SECTION 10, respectively, hereof; or

               iv. become the subject of a Bankruptcy as defined at EXHIBIT C, attached hereto, or be accused of (by the filing of an accusatory instrument) or be convicted of a felony or an act involving moral turpitude, fraud, dishonesty or theft which, in the reasonable judgment of the Chairman of Employer, subjects Employee or Employer to public disrespect, scandal or ridicule so as to materially adversely affect the utility of the services of Employee to Employer; or

               v. Be accused of or commit a felony or an act which, in the reasonable judgment of the Chairman of Employer, subjects Employee or Employer to public disrespect, scandal or ridicule so as to materially adversely affect the utility of the services of Employee to Employer, provided that in such circumstances the Employer shall have the right to suspend the Employees employment without compensation and such suspension shall continue for a reasonable period of time before it shall constitute cause for termination under this Paragraph 5, such reasonable period of time to be no less than (a) the withdrawal of the accusation; (b) six (6) months and (c) no more than (a) the earlier of the expiration of this Agreement, (b) the termination of this Agreement for other reasons as provided in this Agreement, the conviction of Employee or (c) eighteen (18) months after the initial suspension by Employer; or

               vi. refuse to perform the duties assigned to him in good faith in accordance with this Agreement; or


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               vii. violates or fail to observe in a material respect any lawful business instruction or lawful business policy established by the Employer that is of a material nature with respect to the operation of its business and affairs; or

               viii.fail to, or refuse to, substantially perform his duties, responsibilities and obligations as set forth in this Agreement after a written demand for substantial performance is delivered by Employer, which specifically identifies the manner in which Employee has not substantially performed his duties, responsibilities, and obligations, if the Employee's failure or refusal is not cured within twenty (20) days after such written demand;

then Employer shall be deemed to have cause to terminate Employee's employment and may (after written notice to Employee and a reasonable time (not to exceed twenty (20) days) to cure with respect to SECTIONS 5.a.i., 5.a.vi and 5.a.vii only) completely terminate Employee's employment and rights to receive any future compensation or other benefits hereunder (including but not limited to Basic Salary under SECTION 7, Incentive Compensation under SECTION 8, benefits under SECTION 6 and reimbursement of expenses under SECTION 9 incurred after the date of termination) and Employer shall be relieved of any further obligations hereunder.

          b. In addition to its right to terminate employment of Employee set forth in SECTION 5.a, above, and in SECTION 2, above, Employer may at any time terminate its obligations to Employee hereunder if Employer does not meet 75% of the Target EBIT as set forth in EXHIBIT A for any year; PROVIDED, HOWEVER, that, in the event of such termination, so long as Employee is in compliance with his obligations under the Non Competition/Proprietary Rights Agreement between Employer, AAi and Company, dated this date, Employee shall be entitled to receive an amount equal to the Basic Salary, as and when otherwise provided for and payable herein, for the balance of the then unexpired Term, but Employee shall not be entitled to Incentive Compensation under SECTION 8, benefits under
SECTION 6 or reimbursement of expenses referred to in SECTION 9 hereof incurred after the date of termination.

          c. Notwithstanding the foregoing, after termination, Employer shall remain obligated to pay Employee Basic Salary and Incentive Compensation, both as hereinafter defined, fully earned by Employee or accrued prior to such termination.

     6.   BENEFITS.
          --------

          During the Term:

          a. Employer shall provide Employee with benefits equivalent to those offered to Division heads of AAi, as amended from time to time, which currently includes 401(k), life insurance, health insurance and long term disability insurance;


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          b.   Employee shall be entitled to participate in AAi's stock option program;

          c. $1,000,000 company paid term life insurance, payable to Employee's designated beneficiary, provided Employee is insurable at standard rates.

     7.   BASIC SALARY.
          ------------

          Employer agrees to pay to Employee the following basic compensation ("Basic Salary"), less normal and customary payroll deductions for local, state and federal income, employment, excise or similar taxes, fees and deductions, for all services rendered to Employer at the following annual rate (payable at Employer's normal pay periods in arrears): $250,000, which shall be increased on each anniversary of the date of this Agreement to reflect changes in the Consumer Price Index (CPI-U) for Metropolitan New York from June 1, 1998. Basic Salary shall be subject to annual review and periodic increases by Employer, in Employer's absolute discretion.

     8.   INCENTIVE COMPENSATION.
          ----------------------

          During the Term, Employer shall pay to Employee (a) the incentive compensation set forth at EXHIBIT A, attached hereto, ("Incentive Compensation") and (b) a bonus, at the absolute discretion of Employer, of up to 50% of Basic Salary less normal and customary payroll deductions for local, state and federal income, employment, excise or similar taxes, fees and deductions.

     9.   REIMBURSEMENT OF EXPENSES.
          -------------------------

          Employee is authorized to incur reasonable expenses in connection with and for the promotion of the business of Employer, including expenses for meals and lodging, entertainment, and similar items as required from time to time by Employee's duties which are beneficial to Employer. Employer shall reimburse Employee for all such expenses, in accordance with Employer's policies in effect from time to time, upon the presentation of an account therefor, together with appropriate supporting documentation.

     10.  SPECIAL PROVISIONS.
          ------------------

          In consideration for the agreements set forth in this Agreement and AAi's purchase of the Interest, Employee agrees to the provisions set forth at EXHIBIT B, attached hereto and incorporated herein by reference, which are an inducement for Employer to enter into this Agreement and AAi to purchase the Interest, and shall survive the Term along with SECTIONS 11 THROUGH 15.

     11.  WAIVER.
          ------

          Failure of any party hereto to insist upon strict compliance with any of the terms, covenants and conditions hereof shall not be deemed a waiver or relinquishment of any similar right or power hereunder at any subsequent time.


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     12.  NOTICES.
          -------

          Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, or by telefacsimile, to the party to whom notice should be given at the address set forth below:

          Employer:      Fantasma, LLC
                         500 George Washington Highway
                         Smithfield, Rhode Island 02917
                         Attn: Mr. Gerald F. Cerce
                         Telefacsimile: 401-231-3212
          With a
          copy to:       Hinckley, Allen & Snyder
                         1500 Fleet Center
                         Providence, Rhode Island 02903
                         Attn: Pasco Gasbarro Jr., Esq.
                         Telefacsimile: 401-277-9600

          Employee:      Mr. Roger Dreyer
                         345 East 69th Street
                         Apt. 14H
                         New York, New York 10021

          With a
          copy to        Rosen & Reade, LLP
                         757 Third Avenue
                         New York, NY 10017-2049
                         Attn: Jerry Kowalski, Esq.
                         Telefacsimile: 212-586-0951

     13.  ENTIRE AGREEMENT.
          ----------------

          This Agreement (including the Exhibits attached hereto) and the Member Agreement dated this date contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all other agreements, whether oral or written, including but not limited to any other employment agreement or terms of employment existing on the date hereof. This Agreement may not be amended or modified, except by an agreement in writing signed by the Employee and an executive officer of Employer.


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     14.  REPRESENTATIONS OF EMPLOYEE; INDEMNITY.
          --------------------------------------

          In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer that Employee is free to enter into and perform this Agreement and that he is not a party to any oral or written contract, understanding, agreement or restriction which inhibits or which will be violated by Employee's performance of the duties assigned to Employee hereunder. In the event any action or proceeding shall be wrongfully commenced and prosecuted against Employee by reason of Employee's entry into this Agreement and/or the performance of Employee's duties, Employer shall indemnify and hold Employee harmless from and against any losses or expenses incurred by Employee, including reasonable attorneys' fees, provided Employer shall have the sole right to designate counsel to defend Employee and sole right to approve any settlements or other resolutions of the matter.

     15.  ADEQUACY OF REMEDY.
          ------------------

          Employee acknowledges that he remedy at law for Employee's breach of any of the provisions herein contained relating to non-competition or confidentiality will be inadequate and that Employer shall be entitled to injunctive relief, in addition to any other remedies that Employer may have.

     16.  SUCCESSORS AND ASSIGNS.
          ----------------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of Employer and the heirs, assigns, executors, administrators and legal representatives of Employee. This Agreement may not be assigned by either party without the prior written consent of the other; provided, however, that Employer may assign this Agreement, without Employee's consent, to any person or entity, controlling, controlled by or under common control with Employer, or in connection with the merger, reorganization or consolidation of Employer or sale of all or substantially all of its assets.

     17.  GOVERNING LAW.
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, without regard to its conflict of laws rules. Any action, suit or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Rhode Island or, if it has or can acquire jurisdiction, in the United States District Court for the District of Rhode Island, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served by mail on any party anywhere in the world, in accordance with court rules. Each party hereby waives trial by jury in any such action, suit or proceeding.


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     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                          EMPLOYER:

                                                 FANTASMA, LLC


/s/ Laurie Wilkins                               By:/s/ Duane DeSisto
-------------------------------                     ---------------------------
                                                    Title: Chief Financial
                                                           Officer and Treasurer

Witness:

/s/                                                 /s/ Roger Dreyer
-------------------------------                     ---------------------------
                                                    EMPLOYEE:  Roger Dreyer